UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2006

National Fuel Gas Company
__________________________________________
(Exact name of registrant as specified in its charter)

New Jersey	1-3880	13-1086010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6363 Main Street, Williamsville, New York		14221
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	716-857-7000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 20, 2006, the Compensation Committee of the Board of Directors of National Fuel Gas Company (the "Company") set specific performance goals for fiscal year 2007 under the Company’s Annual At Risk Compensation Incentive Program ("AARCIP") for Philip C. Ackerman, David F. Smith and Ronald J. Tanski. Mr. Ackerman is Chairman and Chief Executive Officer of the Company. Mr. Smith is President and Chief Operating Officer of the Company and President of National Fuel Gas Supply Corporation ("Supply Corporation") and Empire State Pipeline ("Empire"), the Company’s pipeline and storage subsidiaries. Mr. Tanski is Treasurer and Principal Financial Officer of the Company and President of National Fuel Gas Distribution Corporation ("Distribution Corporation"), the Company’s utility subsidiary.

These three officers will earn cash compensation in fiscal 2007 under the AARCIP depending upon their performance relative to their goals. Compensation amounts pursuant to these arrangements can range from zero to 200% of salary for Mr. Ackerman, from zero to 140% of salary for Mr. Smith and from zero to 130% of salary for Mr. Tanski. Target compensation is 100% of salary for Mr. Ackerman, 70% of salary for Mr. Smith and 65% of salary for Mr. Tanski. The Compensation Committee of the Board of Directors may approve other compensation or awards at its discretion.

The goals for Mr. Ackerman relate to Company earnings per share (weighted as 60% of the formula), proved developed and undeveloped reserves (weighted as 25% of the formula), long-term strategy, succession planning and long-term incentive compensation (weighted as 10% of the formula), safety (weighted as 2.5% of the formula), and customer service (weighted as 2.5% of the formula).

The goals for Mr. Smith relate to Company earnings per share (weighted as 55% of the formula), long-term strategy (weighted as 15% of the formula), proved developed and undeveloped reserves (weighted as 15% of the formula), oil and natural gas production volume (weighted as 10% of the formula), and safety (weighted as 5% of the formula).

The goals for Mr. Tanski relate to Company earnings per share (weighted as 30% of the formula), earnings per share of Supply Corporation, Empire and Distribution Corporation (weighted as 30% of the formula), safety (weighted as 10% of the formula), rate case standards (weighted as 10% of the formula), long-term strategy (weighted as 10% of the formula), and various aspects of the Company’s relations with investors and with analysts who cover the Company (weighted in the aggregate as 10% of the formula).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

National Fuel Gas Company

December 27, 2006	By:	James R. Peterson

Name: James R. Peterson
Title: Assistant Secretary